UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 4, 2006

EMPYREAN HOLDINGS, INC.

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(Exact name of registrant as specified in its charter)

Nevada	0-30118	88-0413417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

11200, Westheimer Rd., Suite 900, Houston, TX 77042

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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (713) 243-8731

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02(a). - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 4, 2006, the management of Empyrean Holdings, Inc. a Nevada corporation (the "Company") concluded that its previously issued financial statements as of and for the six months ended June 30, 2006, as included in its Quarterly Report on Form 10-QSB and Amendment No. 1 thereto as filed with the Securities and Exchange Commission (the "Commission") on August 14, 2006, and August 16, 2006, respectively (the "Q2 10QSB"), should no longer be relied upon as a result of the Company's determination that it had incorrectly accounted for certain real estate assets contributed to the Company by a majority shareholder. The misstatement had the effect of understating the Company's real estate investment property account and additional paid-in capital account by $518,334 The Company intends to file restated financial statements to correct this misstatement in its Q2 10QSB as soon as practicable.

We have discussed the matters disclosed in this filing with our independent registered public accountants, Malone & Bailey, PC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2006                                                                           EMPYREAN HOLDINGS, INC.

/s/ Robert L. Lee

By: Robert L, Lee

President and Director